UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2023

MINIM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37649	04-2621506
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

848 Elm Street Manchester, NH 03101

(Address of principal executive offices, including zip code)

(833) 966-4646

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 24013e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock, $.01 par value per share	MINM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2023, Minim, Inc. (the “Company”) announced that Dustin Tacker notified the Company of his resignation as the Company’s Chief Financial Officer on July 25 to be effective on August 4, in order to pursue new opportunities. Mr. Tacker is committed to an orderly transition of his duties and will provide consulting services with the Company until August 31, 2023 or such earlier date as agreed by the Company and Mr. Tacker. Mr. Tacker’s departure is not related to any disagreement with the Company’s accounting, operating policies, or practices.

The Company will engage an executive search firm to support its effort to commence a search for Mr. Tacker’s replacement.

The Company has entered into a transition and separation agreement with Mr. Tacker (“Agreement”). Pursuant to the Agreement, Mr. Tacker will continue to serve as a consultant through August 31, 2023 or such earlier date as agreed by the Company and Mr. Tacker (such period, the “Transition Period”). During the Transition Period, Mr. Tacker will be paid his current base salary rate. Subject to continued services during the Transition Period, Mr. Tacker’s outstanding stock options and restricted stock units will be fully vested as of the date Mr. Tacker no longer serves as a consultant to the Company, which shall be August 31, 2023 or such earlier date as agreed by the Company and Mr. Tacker (the “Separation Date”). The vested options will remain exercisable for three months following the Separation Date in accordance with the Company’s 2019 Stock Option Plan which governs the terms and conditions of Mr. Tacker’s options. The Agreement provides for customary general releases and waivers of claims by Mr. Tacker against the Company. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on August 9, 2023 announcing the resignation of Dustin Tacker as our Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

The information in the press release is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including Exhibit 99.1, will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
10.1	Transition and Separation Agreement, dated August 9, 2023, between Minim, Inc. and Dustin Tacker.
99.1	Press release of Minim, Inc., dated August 9, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	August 10, 2023	MINIM, INC.

		By:	/s/ Jeremy Hitchcock
		Name:	Jeremy Hitchcock
		Title:	Executive Chairman of the Company